                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934


Filed by the Registrant  [x]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[x]      Preliminary Proxy Statement

[ ]      Confidential, for Use of the Commission only

[ ]      Definitive Proxy Statement

[ ]      Definitive Additional Materials

[ ]      Soliciting Material Pursuant to Section 240.14a-11(c) or Section
         240.14a-12

                             ENERGY VENTURES, INC.
                (Name of Registrant as Specified in its Charter)

                             ENERGY VENTURES, INC.
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[x]      $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2)
         or Item 22(a)(2) of Schedule 14A.

[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[ ]      Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

         1. Title of each class of securities to which transaction applies: N/A
         2.      Aggregate number of securities to which transaction applies:
                 N/A
         3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: N/A
         4.      Proposed maximum aggregate value of transaction: N/A
         5.      Total fee paid:  N/A

[ ]      Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1.      Amount Previously Paid:  N/A
         2.      Form, Schedule or Registration Statement No.:  N/A
         3.      Filing Party:  N/A
         4.      Date Filed:  N/A

                             ENERGY VENTURES, INC.
                          5 Post Oak Park, Suite 1760
                           Houston, Texas 77027-3415

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                             To Be Held May 8, 1996



    NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Energy Ventures, Inc. (the "Company") will be held at The Ritz-Carlton Hotel, 1919 Briar Oaks, Houston, Texas 77027 on Wednesday, May 8, 1996 at 1:00 p.m., Central Daylight Savings Time, for the following purposes:

    1.  To vote on the election of eight directors to the Board of Directors.

    2. To consider and act upon a proposal to amend the Company's Certificate of Incorporation to increase the number of authorized shares of the Company's common stock, $1.00 par value (the "Common Stock"), from 20,000,000 shares to 40,000,000 shares.

    3. To consider for approval an amendment to the Company's 1992 Employee Stock Option Plan to increase the number of shares of the Company's Common Stock that may be subject to options granted under the plan from 600,000 shares to 1,000,000 shares.

    4. To transact such other business as may properly come before the meeting or any adjournment(s) thereof.

    Information with respect to the above matters is set forth in the Proxy Statement which accompanies this Notice.

    The Board of Directors has fixed the close of business on March 26, 1996, as the record date for the determination of stockholders entitled to notice of and to vote at such meeting or any adjournment or adjournments thereof. Only stockholders of record at the close of business on such record date are entitled to notice of and to vote at such meeting. The transfer books will not be closed.

    You are cordially invited to attend the meeting. However, to ensure your representation at the meeting, the Company requests that you return your signed proxy card at your earliest convenience, whether or not you plan to attend the meeting. Your proxy will be returned to you if you should be present at the meeting and should request such a return.

    PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY AT YOUR EARLIEST CONVENIENCE. THE ENCLOSED RETURN ENVELOPE MAY BE USED FOR THAT PURPOSE.


                                        By Order of the Board of Directors



April ____, 1996                        James G. Kiley, Corporate Secretary

                             ENERGY VENTURES, INC.
                          5 Post Oak Park, Suite 1760
                           Houston, Texas  77027-3415


                              PROXY STATEMENT FOR
                         ANNUAL MEETING OF STOCKHOLDERS

                             To Be Held May 8, 1996



    The accompanying proxy is solicited by the Board of Directors of Energy Ventures, Inc., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders of the Company to be held on Wednesday, May 8, 1996 (the "Annual Meeting"), at the time and place and for the purposes set forth in the accompanying Notice of Annual Meeting and at any adjournment or adjournments thereof. When proxies in the accompanying form are received properly executed, the shares will be voted by the persons named therein unless contrary instructions are given.

    Unless otherwise indicated, the proxy will be voted FOR the election of all nominees of the Company as directors, FOR the amendment of the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock to 40,000,000 shares and FOR approval of the amendment to the Company's 1992 Employee Stock Option Plan to increase the number of shares of the Company's Common Stock that may be subject to options granted under the plan from 600,000 shares to 1,000,000 shares. The proxy will not be voted for the election as directors of any nominee if authority to do so is withheld on the proxy.

    Any stockholder of the Company has the right to revoke his proxy at any time prior to its use by submitting a written revocation to the Corporate Secretary of the Company prior to the Annual Meeting.

    Upon request, additional proxy material will be furnished without cost to brokers and other nominees to forward to the beneficial owners of shares held in their names. The Company will bear all costs of preparing, printing, assembling, delivering and mailing the Notice of Annual Meeting, Proxy Statement, Proxy and Annual Report. Copies of the Notice, Proxy Statement, Proxy and Annual Report will be first sent or given to stockholders on or about April ____, 1996. In addition to the use of the mail, proxies may be solicited by the directors, officers and employees of the Company, without additional compensation, by personal interview, telephone, telegram or otherwise.

VOTING RIGHTS AND PRINCIPAL STOCKHOLDERS

    The record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting is the close of business on March 26, 1996 (the "Record Date"). As of the Record Date, there were _________________ shares of Common Stock, $1.00 par value ("Common Stock"), of the Company issued and outstanding. Each share of Common Stock is entitled to one vote on each matter to be acted upon at the meeting.

    The following table sets forth certain information with respect to each person who at the Record Date was known by the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock.


                                                Number of Shares
  Name and Address of                          Beneficially Owned               Percent
   Beneficial Owner                        as of the Record Date (1)           of Class
   ----------------                        ----------------------              --------
GulfMark International, Inc.                       2,535,572 (2)                 13.67%
5 Post Oak Park, Suite 1170
Houston, Texas 77027

Christiana Companies, Inc. and                     1,948,731                     10.51%
Sheldon B. Lubar (3)
777 E. Wisconsin Avenue, #3380
Milwaukee, Wisconsin  53202

Lehman Brothers Holdings Inc.                      1,120,000 (2)                  6.04%
3 World Financial Center
New York, New York  10285

  (1) Unless otherwise indicated below, the persons or group listed have sole voting and investment power with respect to their shares of Common Stock, and none of such shares are deemed to be owned because the holder has the right to acquire the shares within 60 days.

  (2) Lehman Brothers Holdings Inc. ("Lehman Holdings") beneficially owns 31.60% of the common stock of GulfMark International, Inc. ("GulfMark"). The beneficial ownership of Common Stock of Lehman Holdings indicated in the table above does not include any of the shares of Common Stock held by GulfMark, beneficial ownership of which is disclaimed.

  (3) Sheldon B. Lubar, a Director of the Company, is the Chairman and Chief Executive Officer of Christiana Companies, Inc. ("Christiana") and is the beneficial owner, through a voting trust, of 49.9% of the common stock of Christiana.

SECURITY OWNERSHIP OF DIRECTORS AND OFFICERS

  The following table sets forth, as of the Record Date, the number and percentage of Common Stock beneficially owned by each of the Company's directors, each executive officer named in the Summary Compensation Table herein, and all directors and officers as a group:

                                                      Amount and Nature
                                                of  Beneficial Ownership (1)
                                 -----------------------------------------------------
                                                            Options
                                      Voting and          Exercisable          Percent
              Name                 Investment Power     Within 60 Days        Of Class
--------------------------------------------------------------------------------------
Bernard J. Duroc-Danner                        40,000           321,666         2.73%
John C. Coble (2)                                  --           124,732           *
Ghazi J. Hashem                                    --                --           *
James G. Kiley                                     --             5,000           *
Frances R. Powell                                 200             6,666           *
David J. Butters                                3,622            25,000           *
Uriel E. Dutton                                    --            25,000           *
Eliot M. Fried                                 10,000            15,000           *
Sheldon S. Gordon                                  --                --           *
Sheldon B. Lubar (3)                        1,948,731                --        10.51%
Robert B. Millard                                  --            25,000           *
Robert A. Rayne                                    --            25,000           *
All directors and officers as
a group (12 persons)                        2,002,553           573,064        13.89%

* Less than 1% of the outstanding shares of Common Stock.

(1) Unless otherwise indicated, directors and executive officers have sole voting and investment power with respect to their shares of Common Stock.

(2)   Mr. Coble resigned as an executive officer of the Company in October
      1995.

(3) The 1,948,731 shares of Common Stock indicated as beneficially owned by Mr. Lubar are owned directly by Christiana and are deemed to be beneficially owned by Mr. Lubar because Mr. Lubar is the Chairman and Chief Executive Officer of Christiana and is the beneficial owner, through a voting trust, of 49.9% of the common stock of Christiana.


PROPOSAL NO. 1: ELECTION OF DIRECTORS

  Eight directors are to be elected at the Annual Meeting, each to hold office until the next Annual Meeting of Stockholders of the Company and until his successor shall be duly elected and qualified. The persons named in the enclosed proxy will vote the shares covered thereby in favor of the nominees listed below unless specifically instructed to the contrary. Although the management of the Company does not contemplate that any of the nominees will be unable to serve, if such a situation arises prior to the Annual Meeting, the proxies will be voted for a substitute to be named by the Board of Directors. All of the nominees named in the following table are now serving as directors of the Company:

                                                             Year First
                                                               Became
                        Name                    Age           Director
            ------------------------------------------------------------
            David J. Butters                     55             1984
            Bernard J. Duroc-Danner              42             1988
            Uriel E. Dutton                      65             1986
            Eliot M. Fried                       63             1990
            Sheldon S. Gordon                    60             1995
            Sheldon B. Lubar                     67             1995
            Robert B. Millard                    45             1989
            Robert A. Rayne                      47             1987

    The nominees receiving a plurality of votes cast at the Annual Meeting will be elected as directors. Abstentions and broker non-votes will not be treated as a vote for or against any particular director and will not affect the outcome of the election of directors.

    David J. Butters is a Managing Director of Lehman Brothers ("Lehman Brothers"), an investment banking firm and division of Lehman Brothers Inc., which is a subsidiary of Lehman Brothers Holdings, Inc., where he has been employed for more than the past five years. Mr. Butters is currently Chairman of the Board of Directors of GulfMark, a director of Anangel-American Shipholdings, Ltd. and BT Shipping Ltd. and a member of the Board of Advisors of Energy International, N.V. Mr. Butters is also Chairman of the Board of Directors of the Company.

    Bernard J. Duroc-Danner joined the Company in May 1987 upon inception of the Company's strategic redeployment in the oilfield service and equipment industry. He was elected President of the Company in January 1990 and Chief Executive Officer in May 1990. In prior years, Mr. Duroc-Danner was with Arthur D. Little Inc., a management consulting firm in Cambridge, Massachusetts. Mr. Duroc-Danner holds a Ph.D. in economics from Wharton (University of Pennsylvania).

    Uriel E. Dutton has been a Partner in Fulbright & Jaworski L.L.P., a law firm, for more than the past five years.

    Eliot M. Fried is a Managing Director of Lehman Brothers, where he has been employed for more than the past five years. He is Co-Chairman of the firm-wide Investment Committee and a member of the Investment Banking Commitment Committee of Lehman Brothers. Mr. Fried is a director of Bridgeport Machines, Inc., Lear Corporation, Sun Distributors L.P., Walter Industries, Inc. and Vernitron Corporation.

    Sheldon S. Gordon has been a Limited Partner of The Blackstone Group, L.P. since May 1995 and Chairman of Blackstone Alternative Asset
Management L.P. since January 1993. Mr. Gordon has been employed with The Blackstone Group, L.P. since April 1991, serving as a general partner from April 1991 until May 1995. Prior to April 1991, Mr. Gordon was Chairman and Chief Executive Officer of Stamford Capital Group, Inc. for four years ending August 1990. Mr. Gordon is a director of Ametek, Inc. and Anangel-American Shipholdings Ltd.

    Sheldon B. Lubar has been Chairman and Chief Executive Officer of Christiana and Chairman of Lubar & Co. Incorporated for more than the past five years. Mr. Lubar is a director of Ameritech, Massachusetts Mutual Life Insurance Company, Firstar Corporation and MGIC Investment Corporation. Under the terms of the agreements relating to the Company's acquisition of Prideco, Inc. in June 1995, the Company agreed to nominate Mr. Lubar or another acceptable nominee of Christiana for election to the Board of Directors of the Company as long as Christiana beneficially owns 8% or more of the outstanding shares of Common Stock of the Company.

    Robert B. Millard is a Managing Director of Lehman Brothers, where he has been employed for more than the past five years. Mr. Millard is also a director of GulfMark.

    Robert A. Rayne has been an Executive Director of London Merchant Securities plc (property investment and development with major investments in leisure enterprises), a United Kingdom listed public limited company, for more than the past five years.

COMMITTEES AND MEETINGS OF DIRECTORS

    Pursuant to the Company's By-laws, the Board of Directors has established several committees, including an Audit Committee, a Compensation Committee, an Executive Committee and a Nominating Committee. During the year ended December 31, 1995, the Board of Directors met six times, the Audit Committee met two times and the Compensation Committee met one time. The Executive Committee and the Nominating Committee did not meet. Except for Messrs. Rayne and Fried who attended 63% and 88%, respectively, of the Board meetings and Committee meetings of which each was a member during 1995, each director attended all of the Board meetings and Committee meetings of which he was a member during 1995.

    Messrs. Butters, Dutton, Fried, Gordon and Rayne are the current members of the Audit Committee. The Audit Committee recommends to the Board the selection and discharge of the Company's independent auditors, reviews the professional services performed by the auditors, the plan and results of their auditing engagement and the amount of fees charged for audit services by the auditors, and evaluates the Company's system of internal accounting controls.

    Messrs. Butters, Dutton, Lubar and Millard are the current members of the Compensation Committee. The Compensation Committee recommends to the Board the compensation to be paid to the Company's directors, officers and key employees and administers the compensation plans for the Company's executive offices.

    Messrs. Butters, Dutton and Millard are the current members of the Executive Committee, which acts on behalf of the Board between regularly scheduled meetings of the Board of Directors.

    Messrs. Butters and Millard are the current members of the Nominating Committee, which is empowered to propose to the Board of Directors the slate of director nominees to be voted by the stockholders of the Company. The Committee will consider nominees for election at the next annual meeting of stockholders who are recommended by stockholders provided any such recommendation is in writing and has been received by the Chairman of the Nominating Committee at the Company's executive offices prior to December 6, 1996.

DIRECTOR COMPENSATION

    Each non-employee director of the Company is paid $1,000 for each meeting of the Board of Directors and $500 for each committee meeting of the Board of Directors he attends. In addition, each non-employee director of the Company is paid a retainer of $2,000 for each quarter of the year in which such director serves as a director. Mr. Butters receives an additional retainer of $6,250 per month for serving as Chairman of the Board. Total compensation paid to the non-employee directors for 1995, including director fees and retainers but excluding deferred compensation, was $83,713 for Mr. Butters, $14,338 for Mr. Dutton, $12,025 for Mr. Fried, $5,625 for Mr. Gordon, $5,625 for Mr. Lubar, $14,500 for Mr. Millard and $11,563 for Mr. Rayne.

    The Company maintains a deferred compensation plan for it non-employee directors (the "Non-Employee Director Plan") that is intended to provide additional long-term incentive to the directors. Under the Non-Employee Director Plan, each non-employee director may elect to defer up to 7 1/2% of any retainer, meeting, committee or other similar fee or compensation to which the non-employee director is entitled for services performed for the Company. Each election by a non-employee director to defer compensation is irrevocable and must state the date on which distributions under the Non-Employee Director Plan are to be made, which date may not be less than one year after the effective date of the election. Deferred compensation under the Non-Employee Director Plan is credited to an account for the director. In the event the director elects to defer at least 5% of his compensation under the Non-Employee Director Plan, the Company will make an additional allocation to the director's account equal to the sum of (i) 7 1/2% of the director's compensation and (ii) a percentage of the director's compensation equal to the percentage deferred by the director.

    All amounts credited to the account of a director are converted into non-monetary units equal to the number of whole shares of Common Stock that could have been purchased by the amounts credited to the account at the market price of the Common Stock as of the last day of the calendar month in which the amounts are credited. The amount of funds to be paid to a director at the time of payment will be determined by multiplying the number of units credited to the director's account at such time multiplied by the market price of the Common Stock on the last business day of the month preceding the date the distribution is to commence. Distributions under the Non-Employee Director Plan commence as of the first day of the calendar quarter coincident with or following the date specified by the director in his election to defer compensation and may be either in the form of a lump sum or in quarterly installments not to exceed ten years. In the event a director elects to receive deferred compensation through installments, the unpaid amounts will accrue interest on a quarterly basis at a rate equal to an announced prime rate. No distribution may be made to a director with respect to units relating to amounts deferred and additional credits made by the Company within six months prior to the proposed date of distribution except where the distribution follows the director's death or termination of service as a director. In such case, the director will be entitled to receive a distribution in an amount equal to the compensation deferred during such six-month period plus interest. During 1995, $20,363, $3,488, $2,925, $1,125, $1,125 and $2,813 were credited under the Non-Employee Director Plan as deferrals and Company contributions to the accounts of Messrs. Butters, Dutton, Fried, Gordon, Lubar and Rayne, respectively, with total units allocated to their respective accounts of 4,707, 748, 681, 47, 47 and 652.

    Pursuant to the Company's Amended and Restated Non-Employee Director Stock Option Plan (the "Director Plan"), each non-employee director is granted an option to purchase 5,000 shares of Common Stock as of the date he is first elected or is re-elected as a director of the Company. Subject to certain anti-dilution provisions in the Director Plan, an aggregate of 500,000 shares of Common Stock have been reserved for issuance upon the exercise of options granted under the Director Plan. During 1995, options to purchase 5,000 shares of Common Stock were granted to each non-employee director of the Company. In 1995, Mr. Fried purchased 5,000 shares of Common Stock upon the exercise of an option granted under the Director Plan.

    Under the Director Plan, each stock option granted to a non-employee director shall not be exercisable for a period of one year from the date of grant, but will be fully exercisable following such one-year anniversary. Each option granted under the Director Plan is exercisable at a purchase price per share of Common Stock equal to the fair market value of the Common Stock as of the date of grant.

    Options granted to non-employee directors under the Director Plan are exercisable for a term of ten years from the date of grant, subject to early termination within a specified period following an event of death, disability or retirement, resignation or termination from the Board of Directors of the Company. This period is one year in the case of retirement. The Company does not currently have a formal retirement policy for directors for the Director Plan. The Director Plan defines retirement to be the termination of service following five years of service on the Board of Directors.

EXECUTIVE OFFICERS

    In addition to Mr. Duroc-Danner, who is also a director of the Company, the following persons are executive officers of the Company, each of whom serves at the discretion of the Board of Directors:


                   Name                                     Position                           Age
        --------------------------------------------------------------------------------------------
        Ghazi J. Hashem               Senior Vice President, Technical Operations              61
        James G. Kiley                Vice President-Finance, Treasurer and Secretary          39
        Frances R. Powell             Vice President-Accounting and Controller                 41


    Ghazi J. Hashem was elected Senior Vice President, Technical Operations of the Company in May 1994 and Vice President, Technical Operations in November 1992. Mr. Hashem previously served as Chairman of the Board of Grant Prideco, Inc. ("Grant Prideco"), a wholly-owned subsidiary of the Company, from May 1992 to November 1992 and as President of Grant Prideco from April 1984 to May 1992.

    James G. Kiley joined the Company in May 1994 and has served as Vice President-Finance, Treasurer and Secretary of the Company since that time.
From April 1991 to April 1994, Mr. Kiley served as Treasurer of Baroid Corporation, a provider of oilfield services. Prior to his position at Baroid, Mr. Kiley held various positions, including Assistant Treasurer at NL Industries, Inc., a manufacturer of titanium dioxide pigments and specialty chemicals.

    Frances R. Powell was elected Vice President-Accounting of the Company in May 1994, Controller in November 1991 and has been employed by the Company since 1990. Ms. Powell was employed with GulfMark from 1986 to 1990, where she served as Controller from 1988 to 1990.

PROPOSAL NO. 2:  PROPOSAL TO AMEND THE CERTIFICATE OF INCORPORATION

    The Board of Directors has recommended the adoption of an amendment to the Company's Certificate of Incorporation which will increase the authorized shares of Common Stock from 20,000,000 shares to 40,000,000 shares. Of the 20,000,000 shares of Common Stock currently authorized, at the record date there were _______________ shares of Common Stock outstanding and an aggregate of 501,000 shares of Common Stock reserved for issuance pursuant to outstanding options under the Company's 1981 Employee Stock Option Plan, 1992 Employee Stock Option Plan and Director Plan, leaving a total of ________________ shares of Common Stock authorized and available for future issuances for corporate purposes, including acquisitions and employee benefit plans. Of such shares, 113,601 shares are currently held as treasury shares by an independent trustee of a "Rabbi Trust" established by the Company for the Company's Executive Deferred Compensation Plan.

    The purpose of the amendment increasing the authorized number of shares of Common Stock is to provide the Company with greater flexibility in effecting acquisitions and financings. The Company has in recent years significantly expanded its business and operations through acquisitions and internal growth that have been financed in part with Common Stock or proceeds from the sale of Common Stock. The Company expects that future growth of the Company will continue to require the use of its Common Stock from time to time either as consideration for acquisitions or as part of a financing for the Company either through the use of Common Stock or securities convertible into Common Stock. The proposed amendment would provide the Company with additional flexibility to effect these acquisitions and financings without the delay and expense associated with obtaining the approval or consent of stockholders at the same time the shares are needed. Such shares may be issued in conjunction with either a public offering or a private placement of shares of Common Stock.

    The increase in the authorized number of shares of Common Stock will be effected through an amendment to the first paragraph of Article 4 of the Company's Certificate of Incorporation. As amended, such paragraph would read as follows:

        "4. The total number of shares of stock of all classes which the Corporation has authority to issue is Forty- Three Million (43,000,000) shares of which Forty Million (40,000,000) shares shall be Common Stock, with a par value of one dollar ($1.00) per share ("Common Stock"), and Three Million (3,000,000) shares shall be Preferred Stock, with a par value of one dollar ($1.00) per share ("Preferred Stock")."

    The Company is not currently subject to any definitive agreements that would require the use of the additional shares of Common Stock to be authorized. The Company, however, anticipates that some portion of the additional shares would be utilized by the Company in the future for acquisitions as well as for public offerings of Common Stock or securities convertible or exchangeable into shares of Common Stock. Such shares would also be used for the proposed increase in the shares that may be issued under the Company's 1992 Employee Stock Option Plan described below and other stock based plans. Unless required by law, regulatory authorities or applicable rules of the National Association of Securities Dealers, Inc., it is not anticipated that any future authorization by a vote of stockholders will be sought for the issuance of any shares of Common Stock. Stockholders of the Company do not have any preemptive rights to purchase additional shares of Common Stock, whether now or hereafter authorized.

    The affirmative vote of the holders of a majority of the outstanding shares of Common Stock is required for approval of the proposed amendment to the Company's Certificate of Incorporation. Abstentions and broker non-votes will not be treated as either a vote for or against the proposal. However, because the proposal requires the affirmative vote of a majority of the outstanding shares, abstentions and broker non-votes will have the same effect as a vote against the proposal.

    THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE APPROVAL OF THE PROPOSED AMENDMENT TO THE CERTIFICATE OF INCORPORATION

PROPOSAL NO. 3:   PROPOSAL TO AMEND THE 1992 EMPLOYEE STOCK OPTION PLAN

         In 1992, the stockholders of the Company approved the Company's 1992 Employee Stock Option Plan (the "1992 Plan"). The 1992 Plan authorized the granting of options to the Company's employees to purchase up to an aggregate of 600,000 shares of Common Stock. The 1992 Plan is intended to advance the best interest of the Company by providing the Company's key employees, including officers and employee directors, who have substantial responsibility for the Company's management and growth, with additional incentive by increasing their proprietary interest in the success of the Company, and thereby encouraging them to remain in the Company's employ.

         Since the adoption of the 1992 Plan, the Company has granted various options to its employees. As of March 31, 1996, there were outstanding under the 1992 Plan options to purchase an aggregate of 394,000 shares of Common Stock and 136,000 shares of Common Stock available for grant under future options. The options that are currently outstanding were all granted exercise prices equal to the market price on the date of grant and subject to three or five year vesting. Such options have various exercise prices ranging from $9.38 to $23.88, with an average exercise price of $13.50.

         The Board of Directors believes that the ability of the Company to grant options is an important component of the Company's compensation program and that the 1992 Plan has been successful in providing the desired incentive
to the Company's executive officers and other key employees.   In light of the
low number of shares of Common Stock remaining available for grant under the 1992 Plan, the Board of Directors of the Company has approved, subject to approval by the stockholders of the Company, an amendment to the 1992 Plan that would increase the number of shares of Common Stock that may be subject to options granted under the 1992 Plan from 600,000 shares to 1,000,000 shares. The amendment also adds a restriction on the number of shares of

Common Stock that may be granted under any option to any one employee in any year to 250,000 shares in order to satisfy the requirements under Section 162(m) of the Code with respect to stock options.

         The affirmative vote of the holders of the majority of the shares of Common Stock represented in person or by proxy at the Annual Meeting is required for approval of the proposal to amend the 1992 Plan. Abstentions will not be treated as either a vote for or against the proposal, but will have the same effect as a vote against the proposal. Broker non-votes will not be counted as a vote for or against the proposal.

         Approval of the amendment to the 1992 Plan is also subject to the approval by the stockholders of the Company of the proposal to amend the Company's Certificate of Incorporation increasing the authorized number of shares of Common Stock from 20,000,000 to 40,000,000. If the proposal to amend the Company's Certificate of Incorporation is not approved by the stockholders of the Company, the 1992 Plan can not be amended as proposed.

         The Board of Directors believes that the proposed amendment to the 1992 Plan is in the best interest of the Company and recommends that the stockholders approve the proposed amendment

         THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE APPROVAL OF THE PROPOSED AMENDMENT TO THE 1992 EMPLOYEE STOCK OPTION PLAN.

The following is a summary of the material provisions of the 1992 Plan.

ADMINISTRATION OF THE 1992 PLAN

         The 1992 Plan is administered by the Compensation Committee of the Board of Directors of the Company (the "Committee"). The Committee is comprised of not less than three directors of the Company selected by the Board of Directors of the Company from time to time. The current members of the Committee are Messrs. Butters, Dutton, Lubar and Millard, all of whom are non-employee directors. It is the Board's policy that the Committee be composed of non-employee directors, and it is anticipated that this policy will be continued.

ELIGIBILITY AND PARTICIPATION

         The individuals eligible to participate in the 1992 Plan are such key employees, including officers and employee directors, of the Company, or of any parent or subsidiary corporation, as the Committee may determine from time to time. The Company estimates that approximately 50 persons are currently eligible to participate in the 1992 Plan. Notwithstanding any other provisions of the 1992 Plan to the contrary, the aggregate fair market value (determined as of the date the option is granted) of the stock with respect to which ISO's (as defined below) are exercisable for the first time by the optionee in any calendar year (under the 1992 Plan and any other incentive stock option plan of the Company and any parent and subsidiary corporations thereof) may not exceed $100,000. No individual will be eligible to receive an option under the 1992 Plan while such individual is a member of the Committee.

SHARES SUBJECT TO OPTIONS

         The 1992 Plan currently provides for the granting of stock options in the aggregate amount of 600,000 shares of Common Stock, subject to adjustment for changes in capitalization. If this proposal is approved, the 1992 Plan would provide for the granting of stock options in the aggregate amount of 1,000,000 shares of Common Stock, subject to adjustment for changes in capitalization. Such shares may be treasury shares or authorized but unissued shares. If any outstanding options expire or terminate, the shares of Common Stock allocable to the unexercised portion of such option may again be subject to option under the 1992 Plan. The Committee has the discretion to grant either "incentive stock options" ("ISO's") (within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code")) or "non-statutory" stock options ("NSO's"). A description of these two types of stock options appears below under the heading "- Federal Income Tax Consequences".

GRANT AND EXERCISE OF OPTIONS

         Each option grant to an employee and the number of shares subject to the option are fixed by the Committee. The proposed amendment, however, will restrict the number of shares that may be subject to option grants to any one employee during any one year to 250,000 shares. This restriction is intended to permit options granted under the 1992 Plan to satisfy the requirements of
Section 162(m) of the Code so as to allow compensation relating to option grants to be excluded in determining deductible compensation over $1 million.

         Each option granted under the 1992 Plan is required to be embodied in a written option agreement, which is subject to the terms and conditions of the 1992 Plan and which will contain such other provisions as the Committee in its discretion deems advisable.

         The price at which shares may be purchased pursuant to an option, whether an ISO or an NSO, is determined by the Committee, but in no event may such price be less than the fair market value of the shares of Common Stock on the date the option is granted. In the case of any eligible employee who owns or is deemed to own stock possessing more than 10% of the total combined voting power of all classes of stock of the corporation employing the employee or of its parent or subsidiary corporation, the option price at which shares may be purchased pursuant to any option that is an ISO granted under the 1992 Plan may not be less than 110% of the fair market value of the Common Stock on the date such option is granted.

         No option is exercisable after the expiration of ten years from the date such option is granted. The Committee in its discretion may provide that such option will be exercisable throughout such ten-year period or during any lesser period of time commencing on or after the date of grant of such option and ending upon or before the expiration of such ten-year period. The Committee in its discretion may change or accelerate the terms of exercise, including in the event of changes in control of the Company, but in no event will any option be exercisable after the tenth anniversary of the date of the grant. In the case of any eligible employee who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the corporation employing the employee or of its parent or subsidiary corporation, no option that is an ISO will be exercisable after the expiration of five years from the date such option is granted.

         Options are exercised by the optionee by the delivery to the Company of a written notice stating (I) that such optionee wishes to exercise such option on the date such notice is delivered, (ii) the number of shares of stock with respect to which the option is to be exercised, (iii) the address to which the certificate representing such shares of stock should be mailed and (iv) the social security number of the optionee. Such written notice must be accompanied by the payment by cashier's check of (I) the option price of such shares of stock and (ii) the amount of money necessary to satisfy any resulting withholding tax liability. Subject to certain limitations set forth in the 1992 Plan, and in the sole discretion of the Committee, payment may be made in shares of stock owned by the optionee. The 1992 Plan does not provide for the successive, simultaneous stock payment procedure, which is commonly referred to as "pyramiding".

         Options granted under the 1992 Plan will vest according to such terms and conditions as the Committee in its discretion deems advisable.

         The Committee has not made any grants of options under the 1992 Plan that would require the additional shares of Common Stock contemplated by this proposal to amend the 1992 Plan.

RIGHTS OF OPTIONEES

         No optionee will have rights as a stockholder with respect to the shares covered by his option until the date of issuance of a stock certificate for such shares. The granting of any option by the Company will not impose any obligation on the Company to employ or continue to employ any optionee. The right of the Company to terminate the employment of any officer or other employee will not be diminished or affected by reason of the fact that an option has been granted to him.

CHANGES IN THE COMPANY'S CAPITAL STRUCTURE

         As set forth in Section 16 of the 1992 Plan, the number, class and per share exercise price of shares of stock subject to outstanding options are subject to adjustment under the 1992 Plan if the Company effects certain changes in its capital structure. The existence of outstanding options will not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

AMENDMENT OF THE 1992 PLAN

         The Board of Directors may modify, revise or terminate the 1992 Plan at any time and from time to time; provided, however, that without the further approval of the holders of a majority of the shares of Common Stock represented at a meeting or by written consent in lieu of a meeting, or if the provisions of the Company's Certificate of Incorporation or By-Laws or if applicable state law prescribes a greater degree of stockholder approval for this action, without the degree of stockholder approval thus required, the Board of Directors may not (I) change the aggregate number of shares that may be issued under options pursuant to the 1992 Plan, (ii) extend the term during which an option may be exercised or the termination date of the 1992 Plan or (iii) materially change the class of employees eligible to receive options under the 1992 Plan unless, in each such case, the Board of Directors of the Company shall obtain an opinion of legal counsel to the effect that stockholder approval of the amendment is not required (I) by law, (ii) by the applicable rules and regulations of, or any agreement with, any national securities exchange on which the Common Stock is then listed or if the Common Stock is not so listed, the rules and regulations, or any agreement with, the National Association of Securities Dealers, Inc. and (iii) in order to make available to the optionee, with respect to any option granted under the 1992 Plan, the benefits of Rule 16b-3 of the Rules and Regulations under the Securities Exchange Act of 1934, or any similar or successor rule.

         The Board of Directors also has the power to make such changes in the 1992 Plan and in the regulations and administrative provisions under the 1992 Plan or in any outstanding option as in the opinion of counsel for the Company may be necessary or appropriate from time to time to enable any option granted pursuant to the 1992 Plan to qualify as an ISO under Section 422 of the Code and the regulations that may be issued thereunder.

DURATION OF THE 1992 PLAN; REGISTRATION OF SHARES

         The 1992 Plan became effective as of March 24, 1992, and no options may be granted pursuant to the 1992 Plan after March 24, 2002. If the proposal to amend the 1992 Plan is approved by the stockholders of the Company at the Annual Meeting, the Company intends to register the additional 400,000 shares of Common Stock reserved for issuance under the 1992 Plan with the Securities and Exchange Commission as soon as practicable after approval of the amendment by the stockholders.

TRANSFER OF OPTIONS

         Options will not be transferable by the optionee other than by will or under the laws of descent and distribution, and will be exercisable, during his lifetime, only by the optionee.

EFFECT OF TERMINATION OF EMPLOYMENT

         Except as may be otherwise expressly provided in the 1992 Plan, all options will terminate on the earlier of the date of the expiration of the option or one day less than three months after the date of the severance, upon severance of the employment relationship between the Company and the optionee, whether with or without cause, for any reason other than the death, disability or retirement of the optionee, during which period the optionee will be entitled to exercise the option in respect of the number of shares that the optionee would have been entitled to purchase had the optionee exercised the option on the date of such severance of employment.

         In the event of severance because of the disability of the holder of any option while in the employ of the Company and before the date of expiration of the option, the option will terminate on the earlier of such date of expiration or one year following the date of such severance because of disability, during which period the optionee will be entitled to exercise the option in respect of the number of shares that the optionee would have been entitled to purchase had the optionee exercised the option on the date of such severance because of disability.

         In the event of the death of the holder of any option while in the employ of the Company and before the date of expiration of the option, the option will terminate on the earlier of such date of expiration or one year following the date of death. After the death of the optionee, his executors, administrators or any person or persons to whom his option may be transferred by will or by the laws of descent and distribution will have the right, at any time prior to the expiration of an option, to exercise the option, in respect of the number of shares that the optionee would have been entitled to purchase if he had exercised the option on the day of his death while in the employ of the Company.

         In the event of the retirement of the holder of any NSO, in accordance with the provisions of the Company's then existing policies regarding retirement as applied by the Committee, before the date of expiration of the option, the option will terminate on the earlier of such date of expiration or one year following the date of such retirement and, if such optionee should die within the one year period, any rights he may have to exercise the option will be exercisable by his executor or administrator or the person or persons to whom the option has been transferred by will or by the laws of descent and distribution, as appropriate, for the remainder of the one year period.

SUBSTITUTION OPTIONS

         Options may be granted under the 1992 Plan from time to time in substitution for stock options held by employees of other corporations who are about to become employees of the Company, or whose employer is about to become a parent or subsidiary corporation of the Company, conditioned in the case of an ISO upon the employee becoming an employee of the Company or a parent or subsidiary corporation of the Company, as the result of the merger or consolidation of the Company with another corporation, or the acquisition by the Company of substantially all the assets of another corporation, or the acquisition by the Company of at least 50% of the issued and outstanding stock of another corporation as the result of which it becomes a subsidiary of the Company. The terms and conditions of the substitute options so granted may vary from the terms and conditions set forth in the 1992 Plan to such extent as the Board of Directors of the Company at the time of grant may deem appropriate to conform, in whole or in part, to the provisions of the stock options in substitution for which they are granted, but with respect to stock options that are ISO's, no such variation will be such as to affect the status of any such substitute option as an "incentive stock option" under Section 422 of the Code.

FEDERAL INCOME TAX CONSEQUENCES

         In the case of NSO's the optionee is not taxed upon receipt of the option. When the option is exercised, the optionee is taxed at ordinary income rates on the difference between the option price and the fair market value of the acquired shares on the date of exercise. The Company receives a deduction for compensation expense for this amount, and there is a withholding requirement on the date of exercise.

         For ISO's, the optionee does not have income upon the grant of the option or when the option is exercised. However, the excess of the fair market value of the acquired shares as of the date of exercise over the option price may constitute income for purpose of the participant's alternative minimum tax computation. If the optionee holds the option at least two years from the date of grant and holds the stock at least one year from the date of the transfer of the shares, the optionee is taxed at the time of the disposition of the stock on the capital gain or loss based on the difference between the price on the date of the disposition and the option price. Absent an early disposition of the stock acquired by exercise of an ISO, the Company will not be entitled to a deduction for compensation expense as a result of the grant, exercise or sale of ISO shares by the optionee. If the optionee disposes of the stock prior to expiration of the holding period, he will generally recognize ordinary income in the year of sale equal to the excess, if any, of (I) the lesser of (a) the fair market value of the shares as of the date of exercise and (b) the amount realized on the sale over (ii) the option price. Any additional amount realized should be treated as a long-term or short-term capital gain based on the optionee's holding period. In this case, the Company will be entitled to deduct the amount of ordinary income recognized by the optionee with respect to the sale.

         The amendments to the 1992 Plan are intended to qualify the compensation under the 1992 Plan to be performance based and therefore deductible without regard to the restriction on the deduction of compensation in excess of $1 million provided by Section 162(m).

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    The Compensation Committee of the Board of Directors of Energy Ventures, Inc. (the "Committee") is pleased to present this report on the compensation policies of the Company for its executive officers. This report sets forth the major components of executive compensation and the basis by which 1995 compensation determinations were made by the Committee with respect to the executive officers of the Company, including the executive officers who are named in the compensation tables.

COMPENSATION POLICY AND GUIDELINES

    The Company's compensation policy and practices are intended to provide a competitive compensation package designed to attract and retain key executive officers and to offer compensation programs that align executive remuneration levels both with the interests of stockholders and with overall Company performance. The Company's programs stress stock based compensation as a means of providing incentives to executive officers to achieve growth in value of the Company's stock. In this regard, the Company's executive compensation program includes a combination of reasonable base salaries and various long and short-term incentive programs linked to the financial and stock performance of the Company. The Committee's decisions take into account the cyclical nature of the industry and the Company's progress toward achieving strategic objectives.

COMPENSATION PROGRAM COMPONENTS

    The compensation programs of the Company are generally administered by or under the direction of the Committee and are reviewed on an annual basis to ensure that remuneration levels and benefits are competitive and reasonable in light of the overall performance of the Company. The Committee reviews and recommends the specific base and bonus compensation of the Company's President and Chief Executive Officer (the "Principal Executive"). The Committee has delegated to the Company's Chief Executive Officer the authority to review and adjust the base and cash bonus compensation for the Company's other executive officers. Decisions with regard to the granting of stock options and other long-term incentive plans are made by the Committee after consideration of the Company's results and discussion with and recommendations from the Company's Chief Executive Officer as to the executive officers under his supervision. The particular elements of the compensation programs for the Principal Executive and other executive officers are explained in more detail below.

    Base Salary - Base salary levels are primarily determined by comparisons with companies in the same industry and of similar size and complexity as the Company, including a number of companies in the Dow Jones Oilfield Equipment and Services Index in the performance graph set forth herein. Salary levels are based on individual performance and market comparisons. Adjustments were made during 1995 to the compensation of two of the Company's three other executive officers based on various factors, including their individual scope of responsibility, tenure, and overall performance. The Committee believes that base salary levels for the Company's executive officers are competitive within a range that is considered to be reasonable.

    Annual Performance Compensation - Annual performance compensation is provided to the Company's executive officers in the form of cash and non-cash bonuses relating to financial and operational achievements. The amount and form of such bonuses is determined by the Committee in the case of the Principal Executive and by the Chief Executive Officer in the case of the Company's other executive officers, subject to approval of the Committee as to grants of stock options or other non-cash bonuses. The decision to award an annual bonus is based primarily upon a subjective analysis of the executive officer's job performance and the specific accomplishments of the executive officer during the preceding twelve month period after giving consideration to other compensation received by the officer. Although the financial results of the Company are expressly considered in connection with the decision to award an annual bonus, no specific thresholds relating to financial performance criteria are established. Rather, the decision to grant an annual bonus is based upon the financial results of the Company in light of its internally projected results and the results of its peers, market conditions and operational achievements that are expected to affect earnings in the future. The decision making process for the granting of bonuses has typically occurred in May of each year following the annual meeting of stockholders and involves the consideration of the prior year's results as well as achievements and results through such time. However, various bonuses were paid to the Company's executive officers in the first quarter of 1996 in recognition of those officers assistance in achieving the Company's growth in 1995 and contributing to the Company's successful stock offering in 1995 and other factors. Other bonuses paid in 1995 were paid to the Company's executive officers based on the Company's results in 1994 and the first part of 1995. The decisions on the amounts of such bonuses were based on subjective factors.

    Deferred Compensation Plan - The Company maintains an executive deferred compensation plan that provides the Company's key employees with long-term incentive compensation through benefits that are directly linked to future increases in the value of the Common Stock and that may only be realized upon the employee's retirement, termination or death. Under this plan, eligible employees receive a tax deferred contribution under the plan equal to 7 1/2% of their annual compensation through a credit to an account that is converted into non-monetary units representing the number of shares of Common Stock that the contributed funds could purchase in the market at the time of the contribution. In addition, in an effort to provide incentive to the participants to invest in the equity of the Company a portion of the compensation that they would otherwise receive from the Company, the participating employees are offered the opportunity to defer up to 7 1/2% of their compensation to their account under the plan, in which case the Company will make a matching contribution equal to the amount of the deferral by the employee. The Principal Executive and other executive officers have all elected to defer 7 1/2% of their compensation under the plan. The plan provides for a five year vesting period with respect to the Company's contributions and the ultimate value of benefits under the plan to the participant are wholly dependent upon the price of the Common Stock at the time the employee retires, terminates his employment or dies. The Committee believes that this plan is an important component of the Company's stock based compensation program and provides and serves the purpose of aligning management's interest with those of the Company's stockholders.

     Stock Option Program - The Committee also believes that the use of stock options provides incentive to its executive officers for working toward the long-term growth of the Company by providing them with a benefit that will increase only to the extent that the value of the Common Stock increases. Accordingly, the Committee from time to time grants to the Company's executive officers options to purchase shares of Common Stock. In addition, as described above, the Board of Directors is seeking stockholder approval of an amendment to the 1992 Plan to increase the number of shares of Common Stock the may be subject to options granted or to be granted under the 1992 Plan from 600,000 to 1,000,000. The number of shares granted is determined based on the level and contribution of the employee and generally takes into account stock ownership and other options held by the employee. Stock options are generally subject to vesting over a number of years and have exercise prices equal to the market price of the Common Stock at the date of grant. The Committee believes that the number of stock options granted to executive officers is consistent with industry standards and the Company's objectives to emphasizing stock based compensation at the senior executive officer level.

DISCUSSION OF 1995 COMPENSATION FOR THE PRESIDENT AND CHIEF EXECUTIVE OFFICER

    In fixing the compensation of Mr. Duroc-Danner for 1995, the Committee determined that it would be appropriate to increase Mr. Duroc-Danner's base compensation from $256,000 to $290,000 and award him a bonus of $50,000 in recognition of his significant contributions to the success of the Company's development during 1994 and first quarter of 1995. Mr. Duroc-Danner also received a bonus of $100,000 in the first quarter of 1996 in recognition of his past services to and accomplishments for the Company. The increase in Mr. Duroc-Danner's base salary was intended to make his compensation more competitive with those of similar officers in competing companies, including a number of companies included in the Dow Jones Oilfield Equipment and Services Index in the performance graph set forth herein. During 1995, Mr. Duroc-Danner also received options to purchase 25,000 shares of Common Stock. In reviewing Mr. Duroc-Danner's compensation for 1995, the Committee sought to reward Mr. Duroc-Danner for his substantial achievements in bringing growth to the Company as well as provide incentive for the future through stock option grants. No single factor was considered determinative in this decision.

COMPENSATION DEDUCTION LIMITATION

    Section 162(m) of the Internal Revenue Code of 1986, as amended, currently imposes a $1 million limitation on the deductibility of certain compensation paid to the Company's five highest paid executives. Excluded from the limitation is compensation that is "performance based". For compensation to be performance based, it must meet certain criteria, including being based on predetermined objective standards approved by the stockholders of the Company. The Company believes that compensation relating to options granted under its option plan should be excluded from the $1 million limitation. The Committee believes that maintaining the discretion to evaluate the performance of the Company's management is an important part of its responsibilities and benefits the Company's stockholders. The Committee intends to take into account the potential application of Section 162(m) with respect to incentive compensation awards and other compensation decisions made by it in the future. The Committee does not currently anticipate that Section 162(m) will limit the deductibility of any compensation paid by the Company to its executive officers during 1996.

SUMMARY

    The Committee continues to believe that the Company's executive compensation program is consistent with the compensation programs provided by other companies which are comparable in size and complexity to the Company and with which the Company competes, including many of the companies in the Dow Jones Oilfield Equipment and Services Index in the performance graph set forth herein. The Committee believes that the Company's compensation program is necessary to retain the services of officers and employees who are essential to the continued success and development of the Company and to compensate those officers and employees for their efforts and achievements. The Committee believes that compensation paid under the annual performance plan will be appropriately related to corporate and individual performance, yielding awards that are reflective of the annual financial and operational results of the Company. The Committee also believes that the Company's deferred compensation plan and stock option program provide significant incentives to participants to enhance stockholder value by providing financial opportunities to them that are consistent with and dependent upon the returns that are generated on behalf of the Company's stockholders.

                             COMPENSATION COMMITTEE
                           OF THE BOARD OF DIRECTORS

                                David J. Butters
                                Uriel E. Dutton
                                Sheldon B. Lubar
                               Robert B. Millard


COMPENSATION COMMITTEE INTERLOCKS

    Messrs. Butters, Dutton, Lubar and Millard are the current members of the Compensation Committee of the Board of Directors of the Company.

    Mr. Dutton, a director of the Company, is a Partner of Fulbright & Jaworski L.L.P., a law firm that the Company retained during 1995 with respect to various legal matters and proposes to retain in 1996. Fulbright & Jaworski L.L.P. received customary compensation in connection with its services to the Company.

    Messrs. Butters and Millard, directors of the Company, are employed by Lehman Brothers. During 1995, Lehman Brothers received customary compensation for services rendered in connection with a public offering of 3,450,000 shares of the Company's Common Stock.

EXECUTIVE COMPENSATION

    The aggregate compensation paid for the years ended December 31, 1995, 1994 and 1993 to Mr. Duroc-Danner, the Company's Chief Executive Officer, and the three most highly compensated executive officers of the Company whose total annual salary and bonus exceeded $100,000 (hereafter referred to as the "named executive officers") during the year ended December 31, 1995 was as follows:


=============================================================================================================================
                                                  SUMMARY COMPENSATION TABLE
=============================================================================================================================
                                                                                                Long-Term
                                                           Annual Compensation                  Compensation
-----------------------------------------------------------------------------------------------------------------------------
                                                                                                 Securities
                Name                                                            Other Annual     Underlying     All Other
                 and                                                               Compen-        Options        Compen-
         Principal Position              Year       Salary(2)      Bonus(2)     sation(3)(4)      (shares)      sation(5)
-----------------------------------------------------------------------------------------------------------------------------
 Bernard J. Duroc-Danner                 1995       $280,000       $50,000         $41,400          25,000        $7,192
 President                               1994        256,250        40,000          28,463          25,000         7,007
 Chief Executive Officer                 1993        238,501        40,000          20,308              --         6,150
-----------------------------------------------------------------------------------------------------------------------------
 John C. Coble (1)                       1995       $200,000       $30,000         $28,600          17,000        $5,114
 Former Executive Vice President         1994        176,250        30,000          20,363          17,000         4,924
 Chief Operating Officer                 1993        166,667        30,000          15,398          50,000         4,602
-----------------------------------------------------------------------------------------------------------------------------
 Ghazi J. Hashem                         1995       $137,500            --         $13,901              --        $3,966
 Senior Vice President,                  1994        132,813       $25,000          11,363              --         2,892
 Technical Operations                    1993        125,000            --           6,347              --         2,355
-----------------------------------------------------------------------------------------------------------------------------
 James G. Kiley                          1995       $145,000       $25,000         $10,200          25,000            --
 Vice President-Finance,                 1994         82,031            --           1,399              --            --
 Treasurer and Secretary                 1993             --            --              --              --            --
-----------------------------------------------------------------------------------------------------------------------------
 Frances R. Powell                       1995       $125,000       $25,000          19,665              --        $2,901
 Vice President-Accounting               1994         99,375        20,000          12,069          10,000         2,625
 and Controller                          1993         72,301        10,000           6,765              --         2,072
=============================================================================================================================

    (1) Mr. Coble resigned as an executive officer of the Company in October
1995.

    (2) Salary and bonus compensation include amounts deferred by the named executive officer pursuant to the Energy Ventures, Inc. Executive Deferred Compensation Stock Ownership Plan (the "Executive Deferred Plan") described in
Note 3 below. For purposes of the Executive Deferred Plan, the compensation of a participant will be the participant's total cash compensation as reported on his or her Form W-2 for the calendar year plus all amounts deferred under the Executive Deferred Plan and any eligible cash or deferred arrangement under
Section 401(k) of the Internal Revenue Code, of 1986, as amended. A participant may elect a percentage (not less than 1% nor more than 7 1/2%) of his or her compensation to be deferred under the Executive Deferred Plan for the following calendar year. Once an election has been made as to the percentage to be deferred, the election is irrevocable for the subsequent Plan year. Bonus compensation is based on date when paid because such compensation is not based solely on achievements for the prior fiscal year. Bonuses are typically paid in May following the Company's annual meeting. Subsequent to December 31, 1995, the Company paid bonuses to its executive officers in recognition of services provided by such officers to the Company. Such bonuses included $100,000, $50,000 and $30,000 for Mr. Duroc-Danner, Mr. Kiley and Ms. Powell, respectively.

    (3) Other Annual Compensation includes (i) the vested portion of the amount accrued by the Company under the Executive Deferred Plan for the basic benefit of each participant equal to 7 1/2% of the participant's compensation for each calendar year, plus (ii) the vested portion of matching contribution under the Executive Deferred Plan provided by the Company to each participant who elects to defer a portion of his or her compensation in an amount equal to 100% of the amount deferred by the participant. The Company's 7 1/2% accrual under the Executive Deferred Plan and any matching accruals made with respect to deferrals by participants, vest generally over a five-year period on the basis of 20% per year for each year of service by the participant with the Company or its subsidiaries after the later of January 1, 1992 or the date one became a participant in the Executive Deferred Plan, subject to 100% vesting upon the participant's retirement, death or disability while in the employment of the Company or a subsidiary, except under certain circumstances.

        Under the Executive Deferred Plan, the compensation deferred by the employee and the matching contributions provided by the Company are converted into non-monetary units equal to the number of whole shares of Common Stock that could have been purchased by the amounts credited to the account at a market based price. Distributions are made to participants under the Executive Deferred Plan following the time the employee retires, terminates his employment or dies. The amount of the distribution under the Executive Deferred Plan is based on the number of vested units in the employee's account at such time multiplied by the market price of the Common Stock at that time. Distributions under the Executive Deferred Plan may, at the election of the Company, be made in cash, stock, or combination thereof. It is the current intention of the Company that all distributions be made in the form of shares of Common Stock. The obligations of the Company with respect to the Executive Deferred Plan are unfunded. However, the Company has established a grantor trust that is subject to the claims of creditors of the Company to which funds are deposited with an independent trustee that purchases shares of Common Stock for the Executive Deferred Plan. As of December 31, 1995, Messrs. Duroc-Danner, Coble, Hashem and Kiley and Ms. Powell had 16,260, 11,341, 5,968, 2,884 and 6,214 units allocated to their respective accounts.

        Other Annual Compensation also includes the vested portion of the Company's matching contribution and any refunds made pursuant to the Company's 401(k) savings plan ("Savings Plan"). Matching contributions made by the Company during 1995 for Messrs. Duroc-Danner, Coble, Hashem and Kiley and Ms. Powell were $1,800, $1,800, $1,526, $0 and $1,665 respectively. All full-time employees who have at least six months of service are eligible to participate. The Savings Plan provides for all participating employees a 20% non-discretionary matching contribution plus a discretionary matching contribution in an amount determined by the Company from time to time. The Company's contributions have a five year vesting based on years of service. The named executive officers are fully vested.

    (4) Excludes perquisites and other benefits because the aggregate amount of such compensation was the lesser of $50,000 or 10% of the total of annual salary and bonus reported for the named executive officer.

    (5) All Other Compensation includes the total premiums paid on a life insurance policy provided by the Company for the benefit of the named executive officer.

PERFORMANCE GRAPH

    The following performance graph sets forth the yearly cumulative return on the Company's Common Stock to the Dow Jones Equity Market Index and the Dow Jones Oilfield Equipment and Services Index (which consists of Baker Hughes, Inc., Dresser Industries, Inc., ENSCO International Inc., Global Marine Inc., Halliburton Company, Helmerich & Payne Inc., McDermott International, Inc., Nabors Industries, Inc., Parker Drilling Company, Rowan Companies, Inc., Schlumberger Limited and Western Atlas Inc.) since 1988, the year in which the Company's operations began to substantially expand. The graph assumes (i) the reinvestment of dividends, if any, and (ii) the value of the investment in the Company's Common Stock and each index to have been $100 at December 31, 1990.





                                   [TO COME]





EMPLOYEE STOCK OPTION PLANS

     The Company has two stock option plans for the benefit of its employees, the 1981 Employee Stock Option Plan (the "1981 Plan") and the 1992 Employee Stock Option Plan. There are currently outstanding options to purchase 237,736 shares of Common Stock under the 1981 Plan and no further options may be granted under this plan. The 1992 Plan currently provides for the grant of options to purchase up to 600,000 shares of Common Stock to key employees. If the proposal to amend to the Company's 1992 Plan is approved by the stockholders of the Company, the Company may make grants of options to purchase up to 1,000,000 shares of Common Stock under the 1992 Plan. These options may be either incentive stock option or nonstatutory stock options. There are currently 136,000 shares of Common Stock available for future grants of options under the 1992 Plan. No options may be granted under the 1992 Plan after March 19, 2002.

    The 1981 Plan and 1992 Plan are administered by the Compensation Committee of the Board of Directors of the Company, which consists of three members of the Board of Directors who are neither employees of the Company nor eligible to participate in either the 1981 Plan or the 1992 Plan. Each option granted under the 1981 Plan and 1992 Plan may be exercised from time to time with respect to the number of shares of Common Stock as to which it is then exercisable in accordance with the terms of the 1981 Plan and 1992 Plan, respectively, and an option agreement setting forth the specific terms thereof.

    The price at which shares of Common Stock may be purchased upon the exercise of an option is determined by the Committee at the time the option is granted. The purchase price per share under the 1981 Plan may not be less than the greater of (i) 50% of the fair market value as determined by the Committee of the Common Stock and (ii) the par value of share of Common Stock. The purchase price per share under the 1992 Plan may not be less than the fair market value of the shares of Common Stock on the date the option is granted.

    The following table shows, as to the named executive officers, the options granted pursuant to the 1992 Plan during the year ended December 31, 1995:

========================================================================================================================
                                        OPTIONS GRANTED IN LAST FISCAL YEAR
========================================================================================================================
                                         Number of        % of Total
                                        Securities         Options
                                        Underlying        Granted to    Exercise Price                    Grant Date
                                      Options Granted    Employees in     (Per Share)      Expiration      Present
                Name                     (Shares)            1995                             Date         Value(1)
------------------------------------------------------------------------------------------------------------------------
 Bernard J. Duroc-Danner                 25,000(2)           37%            $ 16.75        5/19/2005       267,500
------------------------------------------------------------------------------------------------------------------------
 John C. Coble                           17,000(2)           25%            $ 16.75        5/19/2005       181,900
------------------------------------------------------------------------------------------------------------------------
 Ghazi J. Hashem                            --                --              --               --             --
------------------------------------------------------------------------------------------------------------------------
 James G. Kiley                          25,000(2)           37%            $16.75         5/19/2005       267,500
------------------------------------------------------------------------------------------------------------------------
 Frances R. Powell                          --                --              --               --             --
========================================================================================================================

    (1) Based upon Black-Scholes option valuation model. The calculation assumes volatility of .4092, a risk free rate of 6.49%, a ten year option term, and option grants at $16.75 per share. The actual value, if any, which may be realized with respect to any option will depend on the amount, if any, by which the stock price exceeds the exercise price on the date the option is exercised. Thus, such valuation may not be a reliable indication as to value and there is no assurance the value realized will be at or near the value estimated by the Black-Scholes model.

    (2) Stock options granted on May 19, 1995 under the Company's 1992 Plan. Options become fully exercisable on May 19, 2000.

    The following table shows, as to the named executive officers, the aggregate option exercises during 1995 and the values of unexercised options as of December 31, 1995:


=============================================================================================================================
                     AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND DECEMBER 31, 1995 OPTION VALUES
=============================================================================================================================
                                                       Number of Securities Underlying       Value of Unexercised
                                                             Unexercised Options             In-The-Money Options
                                                             at December 31, 1995          at December 31, 1995(1)
-----------------------------------------------------------------------------------------------------------------------------
                                Shares
                             Acquired on
                               Exercise       Value      Exercisable    Unexercisable
            Name               (Number)     Realized      (Shares)        (Shares)       Exercisable    Unexercisable
-----------------------------------------------------------------------------------------------------------------------------
 Bernard J. Duroc-Danner               --      N/A            308,333           41,667     $3,745,830         $404,171
-----------------------------------------------------------------------------------------------------------------------------
 John C. Coble                     20,000    298,641          115,666           58,334       $905,784         $548,591
-----------------------------------------------------------------------------------------------------------------------------
 Ghazi J. Hashem                   20,000    74,142                --               --             --               --
-----------------------------------------------------------------------------------------------------------------------------
 James G. Kiley                        --      N/A                 --           25,000             --         $212,500
-----------------------------------------------------------------------------------------------------------------------------
 Frances R. Powell                     --      N/A              3,333            6,667        $38,330          $76,671
=============================================================================================================================

    (1) Value based on difference in market value of Common Stock on December 31, 1995, and exercise price. The actual value, if any, of the unexercised options will be dependent upon the market price of the Common Stock at the time of exercise. The value of unexercisable options has not been discounted to reflect present value.

INDEPENDENT PUBLIC ACCOUNTANTS

    The firm of Arthur Andersen LLP, independent public accountants, served as the Company's auditors for the fiscal year ending December 31, 1995, and has served as the Company's auditors since its inception in 1972. A representative of Arthur Andersen LLP will be present at the Annual Meeting to respond to appropriate questions and will be afforded an opportunity to make a statement if he or she so desires.

PROPOSALS BY STOCKHOLDERS

    Any stockholder wishing to present a proposal for consideration at the next Annual Meeting of Stockholders, anticipated to be held in May 1997, must submit the proposal in sufficient time so that it may be received by the Company at its principal executive offices at the address set forth on the cover of this Proxy Statement on or before December 6, 1996, in order to be included in the proxy statement and form of proxy relating to that meeting. Such proposal must also comply with the requirements as to form and substance established by applicable laws and regulations in order to be included in the proxy statement.

OTHER BUSINESS

    The Company's management knows of no other business that will be brought before the meeting. If, however, any other matters are properly presented, it is the intention of the persons named in the accompanying form of proxy to vote the shares covered thereby as in their discretion they may deem advisable.

                                          By Order of the Board of Directors

Houston, Texas
April ____, 1996                          James G. Kiley, Corporate Secretary

                             ENERGY VENTURES, INC.

                        1992 EMPLOYEE STOCK OPTION PLAN


         1. PURPOSE. This 1992 Employee Stock Option Plan (the "Plan") of Energy Ventures, Inc. (the "Company") for certain employees, including officers and directors, is intended to advance the best interests of the Company by providing such personnel, who have substantial responsibility for its management and growth, with additional incentive and by increasing their proprietary interest in the success of the Company, thereby encouraging them to remain in its employ.

         2. ADMINISTRATION. The Plan shall be administered by a committee (the "Committee") consisting of three or more members of the Board of Directors of the Company, all of whom shall be "disinterested persons" as defined in Rule 16b-3 of the Rules and Regulations promulgated under the Securities Exchange Act of 1934 (the "Exchange Act") or any similar or successor rule. For the purposes of the Plan, a majority of the members of the Committee shall constitute a quorum for the transaction of business, and the vote of a majority of those members present at any meeting shall decide any question brought before that meeting. In addition, the Committee may take any action otherwise proper under the Plan by the affirmative vote, taken without a meeting, of a majority of its members. All questions of interpretation and application of the Plan, or as to options granted hereunder (the "Options"), shall be subject to the determination, which shall be final and binding, of a majority of the whole Committee. When appropriate, the Plan shall be administered in order to qualify certain of the Options granted hereunder as "incentive stock options" described in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

         3. OPTION SHARES. The stock subject to the Options and other provisions of the Plan shall be shares of the Company's Common Stock, $1.00 par value (or such other par value as may be designated by act of the Company's stockholders) (the "Common Stock"). The total amount of the Common Stock with respect to which Options may be granted shall not exceed in the aggregate 1,000,000 shares; provided, that the class and aggregate number of shares which may be subject to the Options granted hereunder shall be subject to adjustment in accordance with the provisions of Paragraph 16 hereof. Such shares may be treasury shares or authorized but unissued shares.

         In the event that any outstanding Option for any reason shall expire or terminate by reason of the death or severance of employment of the optionee, the surrender of any such Option or any other cause, the shares of Common Stock allocable to the unexercised portion of such Option may again be subject to an Option under the Plan.

         4. AUTHORITY TO GRANT OPTIONS. The Committee may grant the following options from time to time to such eligible employees of the Company as it shall from time to time determine:

               (a) "INCENTIVE" STOCK OPTIONS. The Committee may grant to an eligible employee an Option, or Options, to buy a stated number of shares of Common Stock under the terms and conditions of the Plan, so that the Option will be an "incentive stock option" within the meaning of Section 422 of the Code (an "incentive stock option").

               (b) "NON-STATUTORY" STOCK OPTIONS. The Committee may grant to an eligible employee an Option, or Options, to buy a stated number of shares of Common Stock under the terms and conditions of the Plan, even though such Option or Options would not constitute an "incentive stock option" within the meaning of Section 422 of the Code (a "non-statutory stock option").

               Each Option granted shall be approved by the Committee which shall specify whether each Option constitutes an incentive or non-statutory stock option. Subject only to any applicable limitations set forth in the Plan, the number of shares of Common Stock to be covered by any Options shall be as determined by the Committee.

               5. ELIGIBILITY. The individuals who shall be eligible to participate in the Plan shall be such key employees, including officers and directors if they are employees, of the Company, or of any parent or subsidiary corporation, as the Committee shall determine from time to time. However, no eligible employee who owns stock possessing more than ten percent of the total combined voting power of all classes of stock of the corporation employing the employee or of its parent or subsidiary corporation shall be eligible to receive an Option which is an incentive stock option unless at the time that such Option is granted the Option price is at least one hundred ten percent (110%) of the fair market value of the Common Stock at the time such Option is granted and such Option by its own terms is not exercisable after the expiration of five years from the date such Option is granted. No individual shall be eligible to receive an Option under the Plan while such individual is a member of the Committee.

               For the purposes of the preceding paragraph, an employee will be considered as owning the stock owned, directly or indirectly, by or for his brothers and sisters (whether by the whole or half blood), spouse, ancestors, and lineal descendants; and stock owned, directly or indirectly, by or for a corporation, partnership, estate or trust will be considered as being owned proportionately by or for its stockholders, partners or beneficiaries. Except as otherwise provided, for all purposes of the Plan, the term "parent corporation" shall mean any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if, on the date of grant of the Option in question, each of the corporations other than the Company owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain; and the term "subsidiary corporation" shall mean any corporation in an unbroken chain of corporations, beginning with the Company if, on the date of grant of the Option in question, each of the corporations, other than the last corporation in the chain, owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

               6. OPTION PRICE. The price at which shares may be purchased pursuant to an Option, whether it is an incentive stock option or a non-statutory stock option, shall be not less than the fair market value of the shares of Common Stock on the date such Option is granted and the Committee in its discretion may provide that the price at which shares may be so purchased shall be more than such fair market value. In the case of any eligible employee described in Paragraph 5 who owns stock possessing more than ten percent of the total combined voting power of all classes of stock of the corporation employing the employee or of its parent or subsidiary corporation (described in Paragraph 5), the option price at which shares may be so purchased pursuant to any Option which is an incentive stock option granted hereunder shall be not less than one hundred ten percent (110%) of the fair market value of the Common Stock on the date such Option is granted.

               7. DURATION OF OPTIONS. No Option which is an incentive stock option shall be exercisable after the expiration of ten years from the date such Option is granted; and the Committee in its discretion may provide that such Option shall be exercisable throughout such ten-year period or during any lesser period of time commencing on or after the date of grant of such Option and ending upon or before the expiration of such ten-year period. In the case of any eligible employee who owns stock possessing more than ten percent of the total combined voting power of all classes of stock of the corporation employing the employee or of its parent or subsidiary corporation (described in Paragraph 5), no Option which is an incentive stock option shall be exercisable after the expiration of 5 years from the date such Option is granted. No Option which is a non-statutory stock option shall be exercisable after the expiration of ten years from the date such Option is granted; and the Committee in its discretion may provide that such Option shall be exercisable throughout such ten-year period or during any lesser period of time commencing on or after the date of grant of such Option and ending upon or before the expiration of such ten-year period.

               8. MAXIMUM VALUE OF STOCK SUBJECT TO OPTIONS WHICH ARE INCENTIVE STOCK OPTIONS. Notwithstanding any other provisions of the Plan to the contrary, the aggregate fair market value (determined as of the date the Option is granted) of the stock with respect to which incentive stock options are exercisable for the first time by the optionee in any calendar year (under this Plan and any other incentive stock option plan(s) of the Company and any parent or subsidiary corporation(s) thereof) shall not exceed $100,000. In making this determination, Options shall be taken into account in the order in which they were granted.

               9. AMOUNT EXERCISABLE. The agreement with respect to each Option (whether incentive or non-statutory) shall set forth such terms and conditions, including vesting, with respect to the exercise of such Option that are not inconsistent with the Plan and as may be approved by the Committee.
The Committee, in its discretion, may change the terms of exercise so that any Option may be exercised so long as it is valid and outstanding from time to time in part or as a whole in such manner and subject to such conditions as it may set. In addition, the Committee, in its discretion, may accelerate the time in which any outstanding Option may be exercised. But in no event shall any Option be exercisable after the tenth anniversary of the date of the grant.

               10. EXERCISE OF OPTIONS. An optionee may exercise such optionee's Option by delivering to the Company a written notice stating (i) that such optionee wishes to exercise such Option on the date such notice is so delivered, (ii) the number of shares of stock with respect to which such Option is to be exercised, (iii) the address to which the certificate representing such shares of stock should be mailed, and (iv) the social security number or such optionee. In order to be effective, such written notice shall be accompanied by (i) payment of the Option Price of such shares of stock and (ii) payment of an amount of money necessary to satisfy any withholding tax liability that may result from the exercise of such Option. Each such payment shall be made by cashier's check drawn on a national banking association and payable to the order of the Company in United States dollars.

               If, at the time of receipt by the Company of such written notice, (i) the Company has unrestricted surplus in an amount not less than the Option Price of such shares of stock, (ii) all accrued cumulative preferential dividends and other current preferential dividends on all outstanding shares of preferred stock of the Company have been fully paid, (iii) the acquisition by the Company of its own shares of stock for the purpose of enabling such optionee to exercise such Option is otherwise permitted by applicable law and without any vote or consent of any stockholder of the Company, and (iv) there shall have been adopted, and there shall be in full force and effect, a resolution of the Board of Directors of the Company authorizing the acquisition by the Company of its own shares of stock for such purpose, then such optionee may deliver to the Company, in payment of the Option Price of the shares of stock with respect to which such Option is exercised, (x) certificates registered in the name of such optionee that represent a number of shares of stock legally and beneficially owned by such optionee (free of all liens, claims and encumbrances of every kind) and having a fair market value on the date of receipt by the Company of such written notice that is not greater than the Option Price of the shares of stock with respect to which such Option is to be exercised, such certificates to be accompanied by stock powers duly endorsed in blank by the record holder of the shares of stock represented by such certificates, with the signature of such record holder guaranteed by a national banking association (or in lieu of such certificates, other arrangements for the transfer of such shares to the Company which are satisfactory to the Company), and (y) if the Option Price of the shares of stock with respect to which such Option is to be exercised exceeds such fair market value, a cashier's check drawn on a national banking association and payable to the order of the Company in an amount, in United States dollars, equal to the amount of such excess plus the amount of money necessary to satisfy any withholding tax liability that may result from the exercise of such Option. Notwithstanding the provisions of the immediately preceding sentence, the Committee, in its sole discretion, may refuse to accept shares of stock in payment of the Option Price of the shares of stock with respect to which such Option is to be exercised and, in that event, any certificates representing shares of stock that were received by the Company with such written notice shall be returned to such optionee, together with notice by the Company to such optionee of the refusal of the Committee to accept such shares of stock. The Company, upon approval of the Committee and in its sole discretion, upon the request of the optionee, may retain shares of Common Stock which would otherwise be issued upon exercise of an Option to satisfy any withholding tax liability that may result from the exercise of such Option, which shares shall be valued for such purpose at their then fair market value. If, at the expiration of seven business days after the delivery to such optionee of such written notice from the Company, such optionee shall not have delivered to the Company a cashier's check drawn on a national banking association and payable to the order of the Company in an amount, in United States dollars, equal to the Option Price of the shares of stock with respect to which such Option is to be exercised, such written notice from the optionee to the Company shall be ineffective to exercise such Option.

               As promptly as practicable after the receipt by the Company of
(i) such written notice from the optionee, (ii) payment, in the form required by the foregoing provisions of this Paragraph 10, of the Option Price of the shares of stock with respect to which such Option is to be exercised, and (iii) payment, in the form required by the foregoing provisions of this Paragraph 10, of an amount of money necessary to satisfy any withholding tax liability that may result from the exercise of such Option, a certificate representing the number of shares of stock with respect to which such Option has been so exercised, reduced, to the extent applicable by the number of shares retained by the Company as provided above to pay any required withholding tax, such certificate to be registered in the name of such optionee, provided that such delivery shall be considered to have been made when such certificate shall have been mailed, postage prepaid, to such optionee at the address specified for such purpose in such written notice from the optionee to the Company.

               For purposes of this Paragraph 10, the "fair market value" of a share of stock as of any particular date shall mean the closing sale price of a share of Common Stock on that date as reported by the principal national securities exchange on which the Common Stock is then listed if the Common Stock is then listed on a national securities exchange or the average of the bid and asked price of a share of Common Stock on that date as reported in the NASDAQ listing if the Common Stock is not then listed on a national securities exchange, provided that if no such closing price or quotes are so reported on that date or if, in the discretion of the Committee, another means of determining the fair market value of a share of stock at such date shall be necessary or advisable, the Committee may provide for another means for determining such fair market value.

               11. TRANSFERABILITY OF OPTIONS. Options shall not be transferable by the optionee otherwise than by will or under the laws of descent and distribution, and shall be exercisable, during his lifetime, only by him.

               12. TERMINATION OF EMPLOYMENT OR DEATH OF OPTIONEE. Except as may be otherwise expressly provided herein, each Option (whether incentive or non-statutory), to the extent it shall not previously have been exercised, shall terminate on the earlier of the date of the expiration of the Option or one day less than three months after the date of the severance, upon severance of the employment relationship between the Company and the optionee, whether with or without cause, for any reason other than the death, disability or retirement of the optionee, during which period the optionee shall be entitled to exercise the Option in respect of the number of shares that the optionee would have been entitled to purchase had the optionee exercised the Option on the date of such severance of employment. Whether authorized leave of absence, or absence on military or government service, shall constitute severance of the employment relationship between the Company and the optionee shall be determined by the Committee at the time thereof.

               In the event of severance because of the disability of the holder of any Option (whether incentive or non-statutory) while in the employ of the Company and before the date of expiration of such Option, such Option shall terminate on the earlier of such date of expiration or one year following the date of such severance because of disability, during which period the optionee shall be entitled to exercise the Option in respect to the number of shares that the optionee would have been entitled to purchase had the optionee exercised the Option on the date of such severance because of disability.

               In the event of the death of the holder of any Option (whether incentive or non-statutory) while in the employ of the Company and before the date of expiration of such Option, such Option shall terminate on the earlier of such date of expiration or one year following the date of death. After the death of the optionee, his executors, administrators or any person or persons to whom his Option may be transferred by will or by the laws of descent and distribution, shall have the right, at any time prior to the termination of an Option, to exercise the Option, in respect of the number of shares that the optionee would have been entitled to purchase if he had exercised the Option on the day of his death while in employment.

               In addition, in the event of the retirement of the holder of any non-statutory stock option, in accordance with the provisions of the Company's then existing policies regarding retirement as applied by the Committee, before the date of expiration of such Option, such Option shall terminate on the earlier of such date of expiration or one year following the date of such retirement and, if such optionee should die within the one year period, any rights he may have to exercise the Option shall be exercisable by his executor or administrator or the person or persons to whom the Option shall have been transferred by his will or by the laws of descent or distribution, as appropriate, for the remainder of the one year period.

               For purposes of incentive stock options issued under this Plan, an employment relationship between the Company and the optionee shall be deemed to exist during any period in which the optionee is employed by the Company, by any parent or subsidiary corporation, by a corporation issuing or assuming an option in a transaction to which Section 424(a) of the Code applies, or by a parent or subsidiary corporation of such corporation issuing or assuming an option (and for this purpose, the phrase "corporation issuing or assuming an option" shall be substituted for the word "Company" in the definitions of parent and subsidiary corporations specified in Paragraph 5 of this Plan, and the parent-subsidiary relationship shall be determined at the time of the corporate action described in Section 424(a)). For purposes of non-statutory stock options issued under this Plan, an employment relationship between the Company and the optionee will exist under the circumstances described above for incentive stock options and will also exist if the optionee is transferred to an affiliated corporation approved by the Committee.

               13. REQUIREMENTS OF LAW. The Company shall not be required to sell or issue any shares under any Option if the issuance of such shares shall constitute a violation by the optionee or the Company of any provisions of any law or regulation of any governmental authority. Each Option granted under the Plan shall be subject to the requirements that, if at any time the Board of Directors of the Company or the Committee shall determine that the listing, registration or qualification of the shares subject thereto upon any securities exchange or under any state or federal law of the United States or of any other country or governmental subdivision thereof, or the consent or approval of any governmental regulatory body, or investment or other representations, are necessary or desirable in connection with the issue or purchase of shares subject thereto, no such Option may be exercised in whole or in part unless such listing, registration, qualification, consent, approval or representation shall have been effected or obtained free of any conditions not acceptable to the Board of Directors. If required at any time by the Board of Directors or the Committee, an Option may not be exercised until the optionee has delivered an investment letter to the Company. In addition, specifically in connection with the Securities Act of 1933 (as now in effect or hereafter amended), upon exercise of any Option, the Company shall not be required to issue the underlying shares unless the Committee has received evidence satisfactory to it to the effect that the holder of such Option will not transfer such shares except pursuant to a registration statement in effect under such Act or unless an opinion of counsel satisfactory to the Committee has been received by the Company to the effect that such registration is not required. Any determination in this connection by the Committee shall be final, binding and conclusive. In the event the shares issuable on exercise of an Option are not registered under the Securities Act of 1933, the Company may imprint on the certificate for such shares the following legend or any other legend which counsel for the Company considers necessary or advisable to comply with the Securities Act of 1933:

       "The shares of stock represented by this certificate have not been registered under the Securities Act of 1933 or under the securities laws of any state and may not be sold or transferred except upon such registration or upon receipt by the Corporation of an opinion of counsel satisfactory to the Corporation, in form and substance satisfactory to the Corporation, that registration is not required for such sale or transfer."

The Company may, but shall in no event be obligated to, register any securities covered hereby pursuant to the Securities Act of 1933 (as now in effect or as hereafter amended) and, in the event any shares are so registered, the Company may remove any legend on certificates representing such shares. The Company shall not be obligated to take any other affirmative action in order to cause the exercise of an Option or the issuance of shares pursuant thereto to comply with any law or regulation of any governmental authority.

               14. NO RIGHTS AS STOCKHOLDER. No optionee shall have rights as a stockholder with respect to shares covered by his Option until the date of issuance of a stock certificate for such shares; and, except as otherwise provided in Paragraph 16 hereof, no adjustment for dividends, or otherwise, shall be made if the record date therefor is prior to the date of issuance of such certificate.

               15. EMPLOYMENT OBLIGATION. The granting of any Option shall not impose upon the Company any obligation to employ or continue to employ any optionee; and the right of the Company to terminate the employment of any officer or other employee shall not be diminished or affected by reason of the fact that an Option has been granted to him.

               16. CHANGES IN THE COMPANY'S CAPITAL STRUCTURE. The existence of outstanding Options shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

               If the Company shall effect a subdivision or consolidation of shares or other capital adjustment of, or the payment of a dividend in capital stock or other equity securities of the Company on, its Common Stock, or other increase or reduction of the number of shares of the Common Stock without receiving consideration therefor in money, services, or property, or the reclassification of its Common Stock, in whole or in part, into other equity securities of the Company, then (a) the number, class and per share price of shares of stock subject to outstanding Options hereunder shall be appropriately adjusted (or in the case of the issuance of other equity securities as a dividend on, or in a reclassification of, the Common Stock, the Options shall extend to such other securities) in such a manner as to entitle an optionee to receive, upon exercise of an Option, for the same aggregate cash consideration, the same total number and class or classes of shares (or in the case of a dividend of, or reclassification into, other equity securities, such other securities) he would have held after such adjustment if he had exercised his Option in full immediately prior to the event requiring the adjustment, or, if applicable, the record date for determining stockholders to be affected by such adjustment; and (b) the number and class of shares then reserved for issuance under the Plan (or in the case of a dividend of, or reclassification into, other equity securities, such other securities) shall be adjusted by substituting for the total number and class of shares of stock then received, the number and class or classes of shares of stock (or in the case of a dividend of, or reclassification into, other equity securities, such other securities) that would have been received by the owner of an equal number of outstanding shares of Common Stock as a result of the event requiring the adjustment. Comparable rights shall accrue to each optionee in the event of successive subdivisions, consolidations, capital adjustments, dividends or reclassifications of the character described above.

               If the Company shall distribute to all holders of its shares of Common Stock (including any such distribution made to non-dissenting stockholders in connection with a consolidation or merger in which the Company is the surviving corporation and in which holders of shares of Common Stock continue to hold shares of Common Stock after such merger or consolidation) evidences of indebtedness or cash or other assets (other than cash dividends payable out of consolidated retained earnings not in excess of, in any one year period, the greater of (a) in an amount per share of Common Stock equal to $1.00 per share of Common Stock (as the same may be adjusted from time to time by the Board of Directors to reflect the effect of changes in capitalization) and (b) two times the aggregate amount of dividends per share paid during the preceding calendar year and dividends or distributions payable in shares of Common Stock or other equity securities of the Company described in the immediately preceding paragraph, but including stock or other securities of any corporation or other entity owned by the Company), then in each case the Option Price shall be adjusted by reducing the Option Price in effect immediately prior to the record date for the determination of stockholders entitled to receive such distribution by the fair market value, as determined in good faith by the Board of Directors of the Company (whose determination shall be described in a statement filed in the Company's corporate records and be available for inspection by any holder of an Option) of the portion of the evidence of indebtedness or cash or other assets so to be distributed applicable to one share of Common Stock; provided that in no event shall the Option Price be less than the par value of a share of Common Stock. Such adjustment shall be made whenever any such distribution is made, and shall become effective on the date of the distribution retroactive to the record date for the determination of the stockholders entitled to receive such distribution. Comparable adjustments shall be made in the event of successive distributions of the character described above.

               If the Company shall make a tender offer for, or grant to all of its holders of its shares of Common Stock the right to require the Company or any subsidiary of the Company to acquire from such stockholders shares of, Common Stock, at a price in excess of the Current Market Price (a "Put Right") or the Company shall grant to all of its holders of its shares of Common Stock the right to acquire shares of Common Stock for less than the Current Market Price (a "Purchase Right") then, in the case of a Put Right, the Option Price shall be adjusted by multiplying the Option Price in effect immediately prior to the record date for the determination of stockholders entitled to receive such Put Right by a fraction, the numerator of which shall be the number of shares of Common Stock then outstanding minus the number of shares of Common Stock which could be purchased at the Current Market Price for the aggregate amount which would be paid if all Put Rights are exercised and the denominator of which is the number of shares of Common Stock which would be outstanding if all Put Rights are exercised; and, in the case of a Purchase Right, the Option Price shall be adjusted by multiplying the Option Price in effect immediately prior to the record date for the determination of the stockholders entitled to receive such Purchase Right by a fraction, the numerator of which shall be the number of shares of Common Stock then outstanding plus the number of shares of Common Stock which could be purchased at the Current Market Price for the aggregate amount which would be paid if all Purchase Rights are exercised and the denominator of which is the number of shares of Common Stock which would be outstanding if all Purchase Rights are exercised. In addition, the number of shares subject to the Option shall be increased by multiplying the number of shares then subject to the Option by a fraction which is the inverse of the fraction used to adjust the Option Price. Notwithstanding the foregoing, if any such Put Rights or Purchase Rights shall terminate without being exercised, the Option Price and number of shares subject to the Option shall be appropriately readjusted to reflect the Option Price and number of shares subject to the Option which would have been in effect if such unexercised Rights had never existed. Comparable adjustments shall be made in the event of successive transactions of the character described above.

               After the merger of one or more corporations into the Company, after any consolidation of the Company and any one or more corporations, or after any other corporate transaction described in Section 424(a) of the Code in which the Company shall be the surviving corporation, each optionee, at no additional cost, shall be entitled to receive, upon any exercise of his Option, in lieu of the number of shares as to which the Option shall then be so exercised, the number and class of shares of stock or other equity securities to which the optionee would have been entitled pursuant to the terms of the agreement of merger or consolidation if at the time of such merger or consolidation such optionee had been a holder of a number of shares of Common Stock equal to the number of shares as to which the Option shall then be so exercised and, if as a result of such merger, consolidation or other transaction, the holders of Common Stock are not entitled to receive any shares of Common Stock pursuant to the terms thereof, each optionee, at no additional cost, shall be entitled to receive, upon exercise of his Option, such other assets and property, including cash, to which he would have been entitled if at the time of such merger, consolidation or other transaction he had been the holder of the number of shares of Common Stock equal to the number of shares as to which the Option shall then be so exercised. Comparable rights shall accrue to each optionee in the event of successive mergers or consolidations of the character described above.

               After a merger of the Company into one or more corporations, after any consolidation of the Company and any one or more corporations, or after any other corporate transaction described in Section 424(a) of the Code in which the Company is not the surviving corporation, each optionee shall, at no additional cost, be entitled, at the option of the surviving corporation,
(i) to have his then existing Option assumed or to have a new option substituted for the existing Option by the surviving corporation to the transaction which is then employing him, or a parent or subsidiary of such corporation, on a basis where the excess of the aggregate fair market value of the shares subject to the option immediately after the substitution or assumption over the aggregate option price of such option is equal to the excess of the aggregate fair market value of all shares subject to the Option immediately before such substitution or assumption over the aggregate Option Price of such shares, provided that the shares subject to the new option must be traded on the New York or American Stock Exchange or quoted on the National Association of Securities Dealers Automated Quotation System, or (ii) to receive upon any exercise of his Option, in lieu of the number of shares as to which the Option shall then be so exercised, the securities, property and other assets, including cash, to which the Optionee would have been entitled pursuant to the terms of the agreement or merger or consolidation or the agreement giving rise to the other corporate transaction if at the time of such merger, consolidation or other transaction such optionee had been the holder of the number of shares of Common Stock equal to the number of shares as to which the Option shall then be so exercised.

               If a corporate transaction described in Section 424(a) of the Code which involves the Company is to take place and there is to be no surviving corporation while an Option remains in whole or in part unexercised, it shall be cancelled by the Board of Directors as of the effective date of any such corporate transaction but before the date each optionee shall be provided with a notice of such cancellation and each optionee shall have the right to exercise such Option in full (without regard to any limitations on exercise set forth in or imposed by the option agreement pursuant to which such Option was granted as contemplated by Paragraph 9 of the Plan) to the extent it is then still unexercised during a 30-day period preceding the effective date of such corporate transaction.

               For purposes of this Paragraph 16, Current Market Price per share of Common Stock shall mean the closing price of a share of Common Stock as reported by the principal national securities exchange on which the Common Stock is then listed if the Common Stock is then listed on a national securities exchange, or the average bid and asked prices of a share of Common Stock as reported in the NASDAQ listing if the Common Stock is not then listed on a national securities exchange, on the trading day immediately preceding the first trading day on which, as a result of the establishment of a record date or otherwise, the trading price reflects that an acquiror of Common Stock in the public market will not participate in or receive the payment of any applicable dividend or distribution.

               Except as hereinbefore expressly provided, the issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock then subject to outstanding Options.

               17. SUBSTITUTION OPTIONS. Options may be granted under the Plan from time to time in substitution for stock options held by employees of other corporations who are about to become employees of the Company, or whose employer is about to become a parent or subsidiary corporation of the Company, conditioned in the case of an incentive stock option upon the employee becoming an employee of the Company or a parent or subsidiary corporation of the Company, as a result of the merger or consolidation of the Company with another corporation, or the acquisition by the Company of substantially all the assets of another corporation, or the acquisition by the Company of at least 50% of the issued and outstanding stock of another corporation as the result of which it becomes a subsidiary of the Company. The terms and conditions of the substitute Options so granted may vary from the terms and conditions set forth in the Plan to such extent as the Board of Directors of the

Company at the time of grant may deem appropriate to conform, in whole or in part, to the provisions of the stock options in substitution for which they are granted, but with respect to stock options which are incentive stock options, no such variation shall be such as to affect the status of any such substitute option as an "incentive stock option" under Section 422 of the Code.

               18. AMENDMENT OR TERMINATION OF PLAN. The Board of Directors may modify, revise or terminate the Plan at any time and from time to time; provided, however, that without the further approval of the holders of shares representing a majority of the total voting power of the Company at a meeting of stockholders or by written consent, or if the provisions of the corporate charter, by-laws or applicable state law prescribes a greater degree of stockholder approval for this action, without the degree of stockholder approval thus required, the Board of Directors may not (a) change the aggregate number of shares which may be issued under Options pursuant to the provisions of the Plan, (b) extend the term during which an Option may be exercised or the termination date of the Plan or (c) materially change the class of employees eligible to receive Options under the Plan; unless, in each such case, the Board of Directors of the Company shall obtain an opinion of legal counsel to the effect that stockholder approval of the amendment is not required (i) by law, (ii) by the applicable rules and regulations of, or any agreement with, any national securities exchange on which the Common Stock is then listed or if the Common Stock is not so listed, the rules and regulations, or any agreement with, the National Association of Securities Dealers, Inc., and (iii) in order to make available to the optionee with respect to any option granted under the Plan, the benefits of Rule 16b-3 of the Rules and Regulations under the Exchange Act, or any similar or successor rule. In addition, the Board shall have the power to make such changes in the Plan and in the regulations and administrative provisions hereunder or in any outstanding Option as in the opinion of counsel for the Company may be necessary or appropriate from time to time to enable any Option granted pursuant to the Plan to qualify as incentive stock options under Section 422 of the Code, and the regulations which may be issued thereunder as in existence from time to time.

               19. WRITTEN AGREEMENT. Each Option granted hereunder shall be embodied in a written option agreement, which shall be subject to the terms and conditions prescribed above, and shall be signed by the optionee and by the appropriate officer of the Company for and in the name and on behalf of the Company. Such an option agreement shall contain such other provisions as the Committee in its discretion shall deem advisable.

               20. INDEMNIFICATION OF COMMITTEE. The Company shall, to the fullest extent provided by law, indemnify each present and future member of the Committee against, and each member of the Committee shall be entitled without further act on his part to indemnity from the Company for, all expenses (including, without limitation, reasonable attorneys' fees, the amount of judgments and the amount of approved settlements made with a view to the curtailment of costs of litigation, other than amounts paid to the Company itself) reasonably incurred by him in connection with or arising out of any action, suit or proceeding in which he may be involved by reason of his being or having been a member of the Committee, whether or not he continues to be such member of the Committee at the time of incurring such expenses. The foregoing right of indemnification shall inure to the benefit of the heirs, executors or administrators of each such member of the Committee and shall be in addition to all other rights to which such member of the Committee may be entitled as a matter of law, contract, or otherwise. Nothing in this Paragraph 20 shall be construed to limit or otherwise affect any right to indemnification, or payment of expense, or any provisions limiting the liability of any officer or director of the Company or any member of the Committee, provided by law, the Certificate of Incorporation of the Company or otherwise.

               21. EFFECTIVE DATE OF PLAN. The Plan shall become effective and shall be deemed to have been adopted on March 19, 1992, if within one year of that date it shall have been approved by the holders of voting stock of the Company representing a majority of the total voting power of the Company at a meeting of stockholders or by written consent or if the provisions of the corporate charter, by-laws or applicable state law prescribes a greater degree of stockholder approval for this action, the approval by the holders of that percentage, at a meeting of stockholders or by written consent. No Option shall be granted pursuant to the Plan after March 19, 2002.

                             ENERGY VENTURES, INC.
                            PROXY FOR ANNUAL MEETING
                                  MAY 8, 1996

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. The undersigned stockholder of Energy Ventures, Inc. (the "Company") hereby appoints BERNARD J. DUROC-DANNER and JAMES G. KILEY as Proxies, each with power to act without the other and with full power of substitution, for the undersigned to vote all shares of Common Stock of the Company of undersigned at the Annual Meeting of Stockholders of the Company to be held on May 8, 1996, or at any adjournment(s) thereof, on the following matters more particularly described in the Proxy Statement dated April ______, 1996:

1. ELECTION OF THE FOLLOWING NOMINEES, AS SET FORTH IN THE PROXY STATEMENT:

   [ ] FOR all nominees listed below      [ ] WITHHOLD all nominees listed below
       (except as marked to the contrary below)

DAVID J. BUTTERS, BERNARD J. DUROC-DANNER, URIEL E. DUTTON, ELIOT M. FRIED, SHELDON S. GORDON, SHELDON B. LUBAR, ROBERT B. MILLARD AND ROBERT A. RAYNE.

INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY NOMINEE, WRITE THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.

================================================================================

2. Proposal to amend the Company's Certificate of Incorporation to increase the number of authorized shares of the Company's common stock, $1.00 par value, from 20,000,000 shares to 40,000,000 shares:

    [ ] FOR          [ ] AGAINST    [ ] ABSTAIN

3. Proposal to amend the Company's 1992 Employee Stock Option Plan to increase the number of shares of the Company's Common Stock that may be subject to options granted under the plan from 600,000 shares to 1,000,000 shares.

    [ ] FOR          [ ] AGAINST    [ ] ABSTAIN

4. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL OF THE NOMINEES LISTED ABOVE AND FOR approval of Proposals 2 and 3.





                                       23